EXHIBIT 10.30

               AFTERMARKET - FLEX MARKETING INBOUND TELEMARKETING
                                    AGREEMENT

THIS Agreement ("Agreement") is made as of Wednesday, December 23, 1998, by and between the AFTERMARKET COMPANY, a California LLC ("AMC"), with offices at 4141
E. Raymond Street, Suite 1, Phoenix, AZ 85040 and FLEX MARKETING, A DIVISION OF BOSTON MEDICAL ("Client"), located at 43 Tauton Green, Suite #5, Tauton, MA 02780, for the development, administration, and implementation of Direct Response Projects related to ("Clients") products and services.

1. Services - AMC will provide inbound telesales services for Client. AMC shall use its best efforts to provide agreed upon services. The Client will assist and cooperate to the best of its ability with AMC to provide such services. If Client's products, programs, materials, goods and property become objectionable (e.g. prohibited by law or sexually explicit) as determined within AMC's sole discretion, AMC may immediately terminate their obligations under this Agreement without liability.

2. Confidentiality - All parties recognize and agree the names and addresses of the consumers responding to project(s) are confidential. Additional information concerning Client and Clients products which (a) if tangible form, is marked as confidential or private when disclosed, or (b) if intangible, is identified as confidential or private upon disclosure, or
     (c) concerns marketing strategies, formulas, business plans, print material, research, etc. and other similar information shall also be considered confidential. All confidential information may not be disclosed or used for any purpose whatsoever except to perform under this Agreement. This paragraph does not apply to information known or which has become public through no fault of AMC including information AMC already had in its possession prior to the date of the agreement or obtains from a third party on a non-confidential basis; nor any information of Clients that is required by law to be disclosed.

3. Telesales Scripting - Client acknowledges and agrees that AMC provides direction on unique direct response marketing strategies that may be employed by the Client. This is especially true regarding the creation of the Inbound Telesales Script and product Fact Sheets, which are designed by AMC for their exclusive use in answering inbound calls on Client's direct response marketing campaigns. These Inbound Telesales Scripts and Fact Sheets are the property of AMC and AMC retains the copyrights to such Inbound Telesales Scripts and Fact Sheets that cannot be used by the client outside AMC.

4. No Hire - Should Client, or any successor in interest to Client or any company, person or entity under control of Client, employ any AMC professional(s) in any capacity, including subcontractor status, during the term of this Agreement for a period of thirty-six (36) months thereafter, then Client agrees to pay AMC a finder's fee for each such AMC professional so employed by Client or such other party, in the amount of the greater:
     (I) ten thousand dollars ($10,000) or (II) forty percent (40%) of one standard work year (i.e. 2080 hours) including any increases thereof.

     "AMC professional" shall mean any person, other than a person who's job title is Receptionist or Secretary, who is: (I) AMC employee at any time during the term of this Agreement or (II) employed by AMC as a sub-contractor and who is assigned by AMC to perform Services for Client under this Agreement.

5. Coverage Retrieval - Where AMC provides Client telephone coverage (via long distance telephone numbers with an "800 or 888" prefix) in the United States and Canada, the Client will direct the public to call certain "800 or 888" numbers assigned to Client by AMC. These numbers shall be used only during the duration of the term of the Agreement and will remain the exclusive property of AMC. Upon termination of this Agreement or if the agreed upon monthly service as provided in the pricing agreement annexed hereto minimum is not received during a thirty (30) days period, AMC may retrieve these numbers. Client will not be authorized to use these telephone numbers after retrieval. AMC may direct telesales consultants to inform callers on a particular telephone number that AMC is not taking calls for such program, service or product. Client shall pay AMC a per second charge for AMC operators handling such calls, a charge for informational announcement time and commission per sale as defined in the pricing agreement annexed hereto. AMC will not be liable to Client or any other person for direct or indirect claim, loss, injury, damage or cost sustained in connection with the retrieval of any numbers.

6. Credit Requirements and Payment - AMC may establish, change and/or restrict a credit ceiling on the account of Client, based on the credit and payment history of Client and may require a security deposit by the Client as a condition of service. If service volume causes the amount owed by the
     Client to exceed it's credit ceiling, AMC may require payment of an additional deposit. The deposit(s) is a security deposit against payment of invoices, and not in lieu of the payment. If there remains unencumbered funds following completion of all projects and Client's payment of all outstanding invoices, whichever is later, AMC will refund the balance within 30 days of the later event. AMC will provide weekly invoices for services. Client shall pay the entire amount of invoices within 14 days from invoice date. Any amount unpaid will be subject to a 1.5% late fee assessed to all account(s) with balance older than net 14 days. Payment is not dependent upon Client collection from customers. It is the responsibility of Client to charge customers credit cards.

     AMC may delay the transmission of order data until Client's accounts are brought current. Client shall pay all postage and/or carrier fees incurred by AMC on behalf of or for the benefit of the Client. Any charges incurred with respect to Fulfillment services provided by AMC to Client shall be paid in advance by Client. If Client fails to pay any monies due under this Agreement, AMC will place account of Client on hold, retrieve all 800 numbers, and retain possession of all products, customer files and data under this Agreement. If Client account is on hold, Client will be subject to a "hold" charge equal to the greater of Two Hundred Fifty Dollars $250.00) or Five Percent (5.0%) of Client's then outstanding balance of its accounts, in addition to the interest, transmission, restoral and other charges provided herein.

7. Project Pricing - AMC will provide Client, on a per project basis, the specific charges and fees for services to be provided as defined in the pricing agreement annexed hereto. Client will pay AMC any advance payment on a per project basis.

8. Data Order - AMC agrees to transmit all orders to Client in the format required by Client. This format shall be mutually agreed upon prior to beginning of a program and will require Client approval before program begins. AMC will not be responsible or liable for any costs relating to any checking or credit card accounts, or any related fees and taxes.

9. Duration and Termination - Both parties agree that each reserves the tight to terminate this Agreement by providing fourteen days (14) written notice of its intent to terminate.

10. Parties Authority and Compliance - This Agreement and any Addenda made part hereof, do not create a joint venture. The parties agree that AMC shall solely be acting as Client's agent when performing obligations under this

     Agreement. AMC and Client shall comply with all federal and state laws and regulations governing telemarketing activities including, without limitation, the Telemarketing and Consumer Fraud and Abuse Prevent Act of 1993 and all regulations promulgated thereunder, and the parties agree to provide each other upon written request with written evidence of compliance.

11. Inability to Perform - The obligations of AMC and Client will be suspended if hindered or prevented because of labor disturbance, including strikes and lockouts; failure of a carrier to provide lines of services; failure of supplier to deliver necessary supplies; and, shipping problems, Government regulations or interference; accidents, fires, explosions or any similar or dissimilar cause beyond the reasonable control of such party; and, telecommunications or other equipment or software failure or similar problem. Adequate back up and contingent plans will be made to reroute projects to overflow telemarketing companies in order to minimize the possibility of Client losses and to maintain the project for the Client in the event of such emergencies. Client will arrange for such overflow telemarketing companies, where Client elects to provide overflow facilities and disaster recovery in the event AMC is unable to perform. This contingency overflow and disaster recovery will be arranged at the sole expense of the Client. Additionally, Alternative Destination Routing features requested by Client will be implemented and billed to Client at AMC cost. If a party's obligations are suspended pursuant to this section, AMC will not be liable to the Client or any other person or entity for any claims or causes of action in any way arising out of or related to such suspension.

12. Limitation of Liability - AMC will not be liable to Client for any lost profits, any lost business, or any indirect, consequential, incidental or special losses or damages arising under this Agreement or any Addenda thereto. Any and all actions or claims brought against AMC or successor for breach of Agreement must be commenced within six (6) months after such cause of claims has accrued or be forever barred.

13. Indemnification - The Client agrees to indemnify, defend and hold harmless AMC and it's respective directors, officers, employees and agents from and against all liabilities and expenses whatsoever, including without limitation, claims, damages, judgments, awards settlements, investigations, cost and reasonable attorney fees, which may incur or become obligated to pay arising out of resulting from or relating to any products or services of Client marketed by AMC on Client's behalf under the terms of this Agreement, or breach by Client of any of its representations, obligations, agreements or duties under this Agreement.

     AMC will promptly notify Client of any claims threatened or asserted against it. AMC shall have the right to satisfy and discharge the same by suit or settlement or otherwise. The amount of any claim determined to be due by way of suit, settlement, or otherwise shall immediately become due and payable by Client to AMC upon demand. AMC shall indemnify, defend and hold harmless Client, its affiliated companies and respective directors officers, employees and agents from all claims which any of them may insure resulting from breach by AMC of any representation or obligation.

     Under this Agreement the Client will promptly notify AMC of all claims threatened or asserted by any party. AMC reserves the right, at its own expense, to contest such claims. If AMC is actively contesting a claim, the Client shall not settle with claimant without AMC's written consent.

14. Attorney Fees - In the event of legal action or other proceedings brought because of an alleged dispute, breach, default or misrepresentation in connection with this Agreement, the prevailing party shall be entitled to recover reasonable attorney's fees, expenses and costs incurred in addition to any other relief to which they may be entitled.

15. Entire Agreement - this Agreement constitutes the entire understanding between AMC and Client and supersedes all negotiations, representations, prior discussions and preliminary agreements between the parties relating to the subject matter hereof. Any modification or Addenda must be in writing and signed by both parties.

16. Controlling Law - The validity, interpretation, and performance of this Agreement, will be controlled and construed under the laws of the County of Riverside, State of California, in the United States of America.

17. Further Action - AMC and Client shall execute and deliver all documents, provide all information and take or forebear from all such action as may be necessary or appropriate to achieve the purposes of this Agreement.

18. Severability - In the event that any provision contained herein is held to be invalid, illegal or unenforceable by any court, such provision will be deemed severable from the remainder of this Agreement, and shall not affect the remaining provisions.

19. Presumptions - AMC and Client jointly prepared this Agreement so may interpretation herein shall not be strictly construed against either party.

20. Waiver - The failure of either AMC or Client to take affirmative action, with respect to any conduct of the other which is in violations of this Agreement, shall not be construed as a waiver of the violation or breach, nor shall it be construed or deemed to be a waiver of any rights of the parties.

21. Publicity - Any publicity concerning the relationship established by this Agreement shall be release only upon mutual consent of both AMC and Client. AMC and Client agree that AMC and/or any of its authorized representatives may use Client's name as a reference or as a part of AMC's Client list, in any written or oral proposal which AMC may make to prospective Clients, and that such use of this information shall not constitute a disclosure of confidential information.

22. Authorization - Client represents and warrants that it is duly organized and in good standing and is authorized to enter into this Agreement. The person executing this Agreement on behalf of the Client is authorized to execute and deliver the same on behalf of the Client and to bind Client.

AfterMarket:                             Flex Marketing:
By:    /s/ John Stones                   By:   /s/Ernie Zavarol
-----------------------                  -----------------------
John Stones                              Ernie Zavarol
Executive Vice President

                                         1-12-99
Date                                     Date


                                Pricing Agreement
ADMINISTRATIVE/CLIENT SERVICE FEES:                                    $2,000.00
Program Set-Up Costs                                                        N/C
Account Management Costs                                                    N/C
Clerical Costs                                            $5,000.00-to be waived
Security Deposit/Monthly Service Minimum                     as per agreement by
(Monthly Service Minimum will be waived during                       phone /s/EZ
the first three (3) months following program set-up)

TELEMARKETING:
           Proposed Environment - Semi-Dedicated                            N/C
           800 Number Fees/Transfer Fee                                     N/C
           Commission on Order                            3% or $3.00, whichever
                                                          is the greater with $1.00
                                                          commission/TSC incentive for
                                                           each continuity sale made
           Talktime Charges                                     $0.02 per second
           Informational Announcement Time                     $0.004 per second

TRAINING:
Agent Training - With Program Start-Up Training                             N/C
Specialized Training
- After Original Training Is Completed                    $15.00 per Consultant, per hour

REPORTING/DATA TRANSMISSION:
           Reports Visa Magnetic Format/Hard Copy                           N/C
           Fulfillment Transfers                                            N/C
           Standardized Reports
                     AMC Client Memo                                        N/C
                     Media Report                                           N/C
                     Aspect Report                                          N/C
Customized Reporting (dependent on volume)                $100.00 per hour programming
Media Electronically transmitted to AMC                                     N/C
Data Entry of media Information - minimum of $5.00 per
schedule                                                  0.15 per station record

AfterMarket:                                              Flex Marketing:
By:    /s/ John Stones                                    By:   /s/Ernie Zavarol
----------------------------                              ----------------------
John Stones                                               Ernie Zavarol
Executive Vice President
                                                          1-12-99
Date                                                       Date

                        INBOUND TELESALES PROGRAM OUTLINE
Product Backstroke Back Massager      Projected Start Date: December 10th @ 10pm

Client: Flex Marketing                    Overflow Telemarketer:

Contact Name: Ernie Zavoral               Contact Name:

Address:                                  Address:

City, State, Zip:                         City, State, Zip:

Phone: 330/793-4070 Fax: 330/797-4069     Phone:            Fax:

[x] Please check if billing address is the same
Customer Service:   1-877-628-5267

Offer: Combines massage, pressure point therapy & spinal mobility in one easy to use machine. It uses 28 massage elements that target the muscles in the back & neck at the same time. It is compact and portable for easy storage. Includes step by step instructional video and guide to personal back care.

Upsell 1:  2 free airline tickets, for trying a risk free 30 day membership to
           30 day membership to connections

Upsell 2:  Arnold Palmer's Revolutionary "perform cool pain relieving roll and gel"

Upsell 3:  2 week supply of Back Relief Plus, a Natural supplement (continuity @
           $19.95  Month
----------------------------------------------


Price:$59.90                   S/H: $14.95   1@          2@ $29.95 payments   Tax: OH 5.5% (states)
                                             $59.95                                    FL
Upsell 1: $6.00 per month      S/H:          1@                     payments  Tax:
                                             $72.00
Upsell 1: $5.95                S/H: $2.95    1@ $5.95               payments  Tax: OH 5.5% (states)
                                                                                      FL
Upsell 1: $39.90               S/H: $3.95                2@ $19.95 payments   Tax:
                                                                 per month

Guarantee 30 days      Refund:     XProduct Cost     __S&H Out    __S&H Return
Do Not Ship To:___________             S/H for Foreign Country:______________

Payment Methods:
[x]Check Debit     [x]Visa    [x]MasterCard    [x]AMEX   [x]Discover  [ ]_______

Distribution of Client            Media Companies:             Fulfillment/Order Data To:
memo:                                    FAX DAILY                 DOWNLOAD DAILY
                                  Name:      Steve Netzley
Name: Ernie Zavoral               Company: MCM                    /s/ ASW
      -----------------------             ----------------     ---------------------------
Fax:    330/797-4069              Address:   ____________      ---------------------------
        ---------------------                                  ---------------------------
Name:                             Phone:      760/929-0041     ___________________________
Fax:    ________________          Fax:          __________     City, State, Zip
Name: ________________            Please Include Additional    Phone______________________
Fax:    ________________          Media On Separate Sheet      Fax________________________



Calls Generated:
[x]Informercial  [ ]Spot  [ ]Print  [ ]Mail  [ ]Literature  [ ]Sample  [ ]______

Customized greeting and/or announcement:   [x]Yes   [ ]No   [ ]Other:___________
Shipment Method: _______________________________________________________
Notes:     _____________________________________________________________
Circ: IS, Scripting, Accounting, Client, file
PROGRAM OUTUNEDOC                                                12/4/9